Exhibit 10.30

QUOTA SHARE REINSURANCE TREATY

(Hereinafter referred to as “the Agreement”)

Between

Mont Fort Re Limited in respect of if segregated account, designated as ILW 2 Cell

(Hereinafter referred to as “the Company”)

And

Flagstone Reinsurance Limited

(Hereinafter referred to as “the Reinsurer”)

DEFINITIONS

“Loss” shall mean actual payments on claims and all charges and loss reserves related to claims filed as well as claims expected to be filed (IBNR), including any extra-contractual or punitive damages.

“Loss Adjustment Expense” shall mean all expenses, excluding the salaries and expenses of the company’s employees, incurred by the company associated with handling of claims on company policies.

ARTICLE I

BUSINESS REINSURED

The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company an 8.33% quota share participation of the net retained insurance liability of the Company with respect to business designated as ILW 2 Cell.

The Reinsurer’s limit of liability to the Company under this Agreement for any and all losses and loss adjustment expenses incurred on all policies of insurance and reinsurance is subject to a maximum total limit not to exceed (a) $5 million, plus (b) the Reinsurer’s proportionate share of net retained premium.

ARTICLE II

ORIGINAL CONDITIONS

All reinsurances embraced by this Agreement shall be subject to the same terms and conditions which govern the respective policies, endorsements, binders and certificates of the Company, and the Reinsurer shall be entitled to 8.33% of the net retained premiums plus interest earned by the Company, such premiums to be paid as received by the company.

ARTICLE III

ATTACHMENT, COMMENCEMENT AND TERMINATION

Liability hereunder shall be automatic and shall commence obligatorily and simultaneously with that of the Company. The premium on account of such liability shall be credited to the Reinsurer from the orginal date of the Reinsurer’s liability.

This Agreement shall be effective as of 12:01 AM Eastern Standard time January 1, 2007, and shall remain continuously in force unless terminated by either party hereto giving the other at least 30 days’ prior written notice of their intent to terminate.

In the event this Agreement is terminated, the liability of the Reinsurer shall cease at the time and date of termination. The Reinsurer shall be liable only for losses occurring during the period this Agreement is in force. The date and time on which each loss of the Company occurs shall be the date and time on which the liability of the Reinsurer attaches.

In the event this Agreement is terminated while an accident or occurrence covered hereby is in progress, it is understood and agreed that subject to the other conditions of this Agreement, the Reinsurer shall be liable for its proportion of only such losses resulting from the accident or occurrence arising before such termination.

In the event this Agreement is terminated, the Agreement shall be commuted based on the net present value of the remaining estimated liabilities of the Company as so determined by a qualified actuary and reported to the Company and the Reinsurer (the “Actuary’s Valuation) as soon as practicable after and no later than 60 days following such termination and notified to the parties in writing.

In the event that either party shall disagree with the Actuary’s Valuation, such party shall give written notice of all disagreements (a “Notice of Disagreement”) to the other party within 30 days after having received such Actuary’s Valuation and shall specify so far as reasonably practicable each item of disagreement and the basis for such disagreement and shall specify the total adjustment as proposed by the party in disagreement. If either party delivers a Notice of Disagreement to the other party, the parties shall negotiate in good faith to resolve all disagreements as promptly as practicable. If the parties are unable to resolve all disagreements within 30 days following delivery of the Notice of Disagreement, then all unresolved disagreements will be submitted within 30 days to an independent auditor mutually acceptable to the parties (“Settlement Auditor”). The parties shall fully co-operate with the Settlement Auditor and shall provide such Settlement Auditor with access to all books, information and documents reasonably requested by the Settlement Auditor to make such determination. The Settlement Auditor shall, within 30 days after its engagement, deliver to the parties a conclusive written resolution of the disagreements submitted to it and shall be final and binding on the parties.

ARTICLE IV

ACCOUNTS REPORTS

The Company shall furnish to the Reinsurer quarterly statement of accounts of business ceded hereunder as soon as possible after the close of the quarter, but in no event later than 30 days after the close of each quarter, showing net written premiums, net earned premiums, commissions based on earned premiums and paid losses and loss expenses.

The Company shall also furnish quarterly to the Reinsurer on an accident year basis, a detailed statistical report that provides quarterly and year-to-date information as follows:

1.               Written premiums, commissions, premiums in force and unearned premium reserve;

2.               paid losses and paid loss expenses less credit far salvages, subrogation recoveries and loss adjustment expenses refunds; and

3.               loss reserve outstanding.

ARTICLE V

LOSS AND LOSS ADJUSTMENT EXPENSES

This Agreement is subject to the same risks, conditions, privileges, valuations, assignments waivers and modes of settlement as are or may hereafter assumed, granted or adopted by the Company.

All loss settlement made or loss adjustment expense incurred by the Company, provided they are within the terms of this Agreement, shall be unconditionally binding upon the Reinsurer and the amounts falling to the share of the reinsurer shall be payable within 60 days’ after the Company has furnished its quarterly statement of account.

Reinsurer shall benefit proportionately in all salvage and recoveries.

ARTICLE VI

INDEMNIFICATION AND ERRORS AND OMISSIONS

The Company shall be the sole judge as to what constitutes a claim or loss covered under the Company’s original policy or policies and as to the Company’s liability thereunder, and the Reinsurer shall be bound by the judgment of the Company as to the liability and obligation of the Company under its policy or policies.

Any inadvertent delays, omissions or errors shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delays, omissions or errors had not been made, provided such delays, omissions or errors are rectified immediately upon discovery.

ARTICLE VII

ARBITRATION

As a condition precedent to any right of action hereunder, if any dispute shall arise between the Company and the Reinsurer with reference to this Agreement, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty days minimum of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All Arbitrators shall be executive officers of insurance or reinsurance companies not affiliated in any capacity with either party to this Agreement.

The arbitrators shall interpret this Agreement as an honorable engagement and not as merely a legal obligation. They are relieved of all judicial formalities and may abstain from following the strict rules of law and they shall make their award with a view to effecting the general purpose of this Agreement in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator.

The decision in writing of any two arbitrators when filed with the parties hereto shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitration in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration.

Said arbitration shall take place in Bermuda, unless some other place is mutually agreed upon by the Company and the Reinsurer.

ARTICLE VIII

INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor (except where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company or where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees) on the basis of the claim or claims allowed by such liquidator, receiver, conservator or statutory successor without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim.

It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the

Company indicating the policy reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to the approval of the court against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

When two or more Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expenses shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.

ARTICLE IX

ACCESS TO RECORDS

The Reinsurer or their representative shall have free access to the books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter thereof.

ARTICLE X

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with Bermuda law.

ARTICLE XI

CURRENCY

Premium and losses hereunder shall be payable in United States currency.

ARTICLE XII

LIKE ECOMONICS

The intent of the Company and the Reinsurer in entering this Agreement is to substantially replicate, for all economic purposes, a direct subscription for preferred shares of the Company by the Reinsurer. The Reinsurer’s rights and liabilities to the Company under this Agreement, (including the right to profit commission, settlement and any adjustment) under no circumstances, will be diminished or increased vis-à-vis the Reinsurer’s rights and liabilities that would attach under a putative subscription for preferred shares of the company under the terms of the sample Subscription Agreement attached hereto as Annex A.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate on this 4th day of January, 2007.

MONT FORT RE LTD

/s/ David Brown

and, on this 4th day of January, 2007.

FLAGSTONE REINSURANCE LIMITED

/s/ Mark Byrne

ANNEX A - SUBSCRIPTION AGREEMENT

MONT FORT RE LTD.

MONT FORT ILW 2 CELL

Mont Fort Re Ltd.

Crawford House

23 Church Street

Hamilton HM11

Bermuda

Ladies and Gentlemen:

This letter agreement (the “Subscription Agreement”) relates to the private placement of Non-Voting Redeemable Series B Preferred Shares, par value $1 per share (the “Preferred Shares” or the “Shares”), linked to the Mont Fort ILW 2 Cell (the “Cell”) of Mont Fort Re Ltd. (the “Company”). The undersigned (the “Subscriber”) hereby subscribes for Preferred Shares on the terms and conditions set out in the Confidential Private Placement Memorandum dated 29 December, 2006 (the “Memorandum”) and the supplement thereto dated 1 January, 2007 relating to the Cell (the “Cell Supplement”). For the avoidance of doubt, this Subscription Agreement,  the Cell Supplement and, so far as consistent with the Subscription Agreement and the Cell Supplement, the bye-laws of the Company, together shall constitute the “governing instrument” of the Cell for the purposes of the Bermuda Segregated Accounts Companies Act 2000 (as amended).

In connection with the execution of this Subscription Agreement and to induce the Company to sell Preferred Shares to the Subscriber, the Subscriber understands and agrees and hereby represents and warrants to the Company as follows:

1.             The Subscriber has carefully reviewed and understands the Memorandum and the Cell Supplement, and the Subscriber understands the risks of, and other considerations relating to, a purchase of Preferred Shares and the Company’s business plan, policies and strategies.

2.             Subject to the terms and conditions set forth herein and in the Memorandum and the Cell Supplement, the Subscriber, intending to be legally bound, hereby irrevocably subscribes for the number of Preferred Shares set forth on the signature page of this Subscription Agreement. The Subscriber is delivering to the Company the following:

(a)                                  one original counterpart of the signature page to this Subscription Agreement executed by the Subscriber; and

(b)                                 a check or wire transfer of funds made payable to the order of Mont Fort Re Ltd. in the amount subscribed for.

3.             The Subscriber acknowledges that this Subscription Agreement will not be valid, binding and enforceable against the Company until executed by the Subscriber and accepted, approved and executed by the Company. The Subscriber understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription, in whole or in part, for any reason at any time notwithstanding prior receipt by the Subscriber of notice of acceptance and that the subscription proceeds paid herewith will be deemed held in escrow until accepted or rejected by the Company. In the event that a transfer or check of the Subscriber is returned unpaid, the Company shall cancel the Preferred Shares issued to the Subscriber in connection with such dishonored transfer or check and the Subscriber agrees to reimburse the Company for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of the Shares issued to the Subscriber. In the event that this subscription is rejected in whole or in part by the Company, the Company shall promptly (and in any event within 2 business days) return to the Subscriber the executed Subscription Agreement and related documents, together with the applicable portion of the purchase price paid by the Subscriber for the Preferred Shares, without deduction and without any accrued interest earned thereon, and this subscription shall thereafter have no force or effect to that extent.

4.             The Subscriber understands and acknowledges that: (i) the Preferred Shares have not been registered for sale under the U.S. Securities Act of 1993 (the “Securities Act”), or the Securities laws of any State or other political subdivision of the U.S., and are being offered for sale to the Subscriber in reliance upon the private offering exemption contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder; (ii) the reliance of the Company upon such exemption is predicated, in part, upon the representations and warranties made herein; and (iii) such exemption may not be available if any of the Subscriber’s representations and warranties are not true and accurate. The Company is obligated neither to register the Preferred Shares under the Securities Act at any time in the future nor to assist the Subscriber in complying with any exemption from registration.

5.             The Subscriber understands that the Company will not register as an “investment company” under the U.S. Investment Company Act of 1940, as amended from time to time (the “Investment Company Act”) by reason of the provisions of Rule 3a-6 thereunder, which excludes from the definition of “investment company” any foreign insurance company.

6.             The Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act (“Accredited Investor”), and has accurately indicated the basis for such accreditation on Attachment A hereto, and is purchasing the Interest for its own account or for the account of one other Accredited Investor for which the Subscriber is acting as agent with complete discretionary investment authority and power to bind.

7.             The Subscriber is a “qualified client,” as such term is defined in Rule 205-3 under the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”), and has accurately indicated the basis for such accreditation on Attachment A hereto.

8.             The Subscriber has submitted to the auditors of the Company a completed Questionnaire in the form of Attachment B hereto.

9.             The Subscriber understands that West End Capital Management (Bermuda) Limited, the investment manager of the Cell (the “Investment Manager”), will not be registered as an investment adviser the Advisers Act.

10.           The Subscriber understands that none of the Bermuda Monetary Authority, the U.S. Securities and Exchange Commission nor any other governmental authority has passed upon the merits or qualifications of, or recommended or approved, the Preferred Shares.

11.           The Subscriber is aware that there will be substantial restrictions on the transferability of the Preferred Shares under this Subscription Agreement, the Company’s bye-laws (the “Bye-

Laws”), the Securities Act and applicable Federal and state laws; that there is no established market for the Preferred Shares, and none is expected to develop in the future; that the Preferred Shares will not be, and holders of Preferred Shares have no rights to require that the Preferred Shares be, registered under the Securities Act or any other securities laws and therefore the Preferred Shares cannot be resold, re-offered, pledged, hypothecated or otherwise transferred, disposed of or assigned unless subsequently registered or unless an exemption from such registration is available. Additionally, the Subscriber is aware that the Preferred Shares may not be resold, re-offered, pledged, hypothecated or otherwise transferred, disposed of or assigned, voluntarily or involuntarily without prior written notice to, and written consent of, the Company (which consent may be granted or withheld in the Company’s sole discretion) and fulfillment by the Subscriber and the transferee of any related requirements of the Company, and the Subscriber agrees that any such transfer or assignment shall be made only in accordance with the Memorandum and Cell Supplement, all applicable laws and the consent of the Company. In the event of an offer, sale, pledge, hypothecation, transfer or disposition permitted under this paragraph, the Company may require an opinion of counsel acceptable to the Company and addressing such matters as the Company deems relevant, including but not limited to (a) whether such offer, sale, pledge, hypothecation, transfer or disposition is in compliance with the registration requirements of the Securities Act and (b) whether the offer, sale, pledge, hypothecation, transfer or disposition is being made to, or will result in Preferred Shares being owned by, any entity the assets of which are considered to be “plan assets” of any employee benefit plan or other plan under the U.S. Employee Retirement Income Security Act of 1974, as amended. In addition, the Company may require such other documents as it deems necessary. The Subscriber acknowledges that the Company may restrict transfers or require repurchases of Shares in order to comply with applicable laws.

12.           Notwithstanding any provisions of this Subscription Agreement to the contrary, the Subscriber will be permitted to transfer any or all of his, her or its Preferred Shares to a Permitted Transferee (as defined herein); provided, however, that, as conditions precedent to the effectiveness of any such transfer (a) each Permitted Transferee of the Subscriber shall (i) execute a counterpart to this Subscription Agreement, (ii) complete and submit to the Company (x) an Investor Qualification Checklist in the form of Attachment A hereto and (y) paragraphs 39 through 42 hereof, and (iii) complete and submit to the auditor if the Company a Questionnaire in the form of Attachment B hereto and (b) the Subscriber and any Permitted Transferee shall comply with the requirements of paragraph 11 hereof, whereupon such Permitted Transferee shall be deemed to be the Subscriber hereunder and shall be bound by, and shall be entitled to the benefits of, this Subscription Agreement with respect to the transferred Preferred Shares in the same manner as the transferring Subscriber shall have been prior to the transfer. For the purposes of this Subscription Agreement, the term “Permitted Transferee” means (A) with respect to any Subscriber who is a natural person (i) his or her spouse, lineal descendants (including legally adopted descendants), heirs and legatees of such Subscriber and (ii) any trust or custodial account for the sole benefit of any person referred to in (i) or any corporation, limited liability company or partnership wholly owned and controlled by the persons referred to in (i); and (B) with respect to any Subscriber which is not a natural person, any Affiliate of such Subscriber. As used herein, the term “Affiliate” means, with respect to any individual or entity (each a “Person”), any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meaning, the terms “controlling,”

“controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

13.           The Subscriber acknowledges and understands that the Preferred Shares are subject to the following rights of first refusal of the Company and the holders of Preferred Shares (the “Shareholders”):

(a) Notice. If, at any time, the Subscriber (the “Seller”) shall desire to transfer Preferred Shares owned by the Seller representing ten percent (10%) or more of the Preferred Shares then issued and outstanding (other than to one or more Permitted Transferees of the Seller), the Seller shall first submit concurrently to the Company and the other Shareholders a notice (the “Notice”). The Notice shall contain a reasonably detailed description of the terms of the proposed transfer and shall also contain irrevocable offers to the Company and to each Shareholder for (x) the Company to purchase all the Preferred Shares to be transferred or, upon the Company’s rejection of such offer and approval of such transfer by the Company’s board of directors (the “Board”), (y) each Shareholder to acquire a number of Preferred Shares equal to the product of (i) the total number of Preferred Shares the Seller desires to transfer and (ii) a fraction the numerator of which is the number of Preferred Shares owned by such Shareholder and the denominator of which is the total number of outstanding Preferred Shares (less the number of Preferred Shares owned by the Seller and any Shareholders not accepting such an offer).

(b) Company Acceptance. The Company may accept the offer by delivering to the Seller, not more than 30 days after the date of the Notice, a notice for the purchase of all, and not less than all, of the Preferred Shares so offered at the price specified in the Notice. The Company may, at its election, inform the Seller prior to the expiration of such 30-day period that it will not purchase the Preferred Shares.

(c) Shareholder Acceptance. At any time within 30 days after the rejection of the offer by the Company and Board approval of such sale, any or all Shareholders may accept the offer made to them in the Notice by furnishing written notice to the Seller and may purchase not less than all of the Shares so offered at the price specified in the Notice. Each Shareholder may, at its election, inform the Seller prior to the expiration of such 30-day period that it will not purchase any of the Preferred Shares.

(d) Closing. The sale of the Shares to the Company or the Shareholders pursuant to this paragraph 13 shall be made on a business day designated by the Seller, not less than 10 and not more than 30 days after the date of acceptance, on those terms and conditions set forth in the Notice not inconsistent with this paragraph.

(e) Permitted Sale. If at the end of the respective 30-day periods (or shorter period ending with a voluntary statement from the Company as contemplated by paragraph (b) or a voluntary statement from each of the Shareholders as contemplated by paragraph (c)) the offers contained in the Notice have not been accepted by (i) the Company or (ii) any Shareholder, the Seller shall have 90 days (or such longer time period necessary to comply with governmental regulations, in any event not to exceed 150 days) in which to transfer the Preferred Shares, on terms and conditions not more favorable to the buyer than, and for a price equal to or higher than, as set forth in such Notice. If, at the end of such period, the Seller has not completed the transfer of all such Preferred Shares as aforesaid, all the restrictions on such transfer contained in this paragraph 13 shall again be in effect with respect to any such Preferred Shares not transferred by the Seller.

14.           The Subscriber is aware the Subscriber will have one opportunity to redeem the Preferred Shares during each calendar year and that any redemptions may be limited by available funds. The Company will use its reasonable best efforts to ensure that sufficient funds are available on the applicable redemption date for any anticipated redemption. The Subscriber’s overall commitment to investments which are not readily marketable is not excessive in view of the Subscriber’s net worth and financial circumstances, and the purchase of the Preferred Shares will not cause such commitment to become excessive. The Subscriber has no contract, undertaking, arrangement, or agreement with any person to sell or transfer or to have any person sell for the Subscriber all or any portion of the Preferred Shares. The Subscriber has no present obligation, indebtedness, or commitment, nor is any circumstance in existence, which will compel the Subscriber to secure funds through the sale of the Preferred Shares, nor is the Subscriber a party to any plan or undertaking which would require or contemplate that proceeds from the sale of Preferred Shares be utilized in connection therewith, and the Subscriber does not now have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the Subscriber to sell the Preferred Shares. In view of such facts, the Subscriber acknowledges that such Subscriber (i) has adequate means of providing for such Subscriber’s current needs, anticipated future needs and possible contingencies and emergencies, (ii) is able to bear the economic risk of the investment in the Preferred Shares for an indefinite period of time, including the risks summarized in the Memorandum and Cell Supplement, and (iii) has no need for liquidity in the investment in the Preferred Shares and could afford complete loss of such investment.

15.           The discussion of the tax consequences arising from an investment in the Company set forth in the Memorandum and Cell Supplement is general and not complete. The tax consequences to the Subscriber of an investment in the Preferred Shares will depend on, among other things, the law at the relevant time and the Subscriber’s particular circumstances.

16.           The Subscriber, such Subscriber’s advisers, if any, and designated representatives, if any (collectively with the Subscriber, the “Subscriber Group”) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the Subscriber’s investment in the Interest and to make an informed decision relating thereto, and the Subscriber has substantial experience in making investment decisions of this type or is relying on such Subscriber’s own advisers or qualified representatives in making such Subscriber’s investment decision. The Subscriber fully understands that the Cell has no financial or operating history and that the Preferred Shares offered by the Company are highly speculative investments which involve a high degree of risk of loss of the entire investment. The Subscriber Group has evaluated the nature of the risks involved in purchasing the Preferred Shares and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Preferred Shares, including the risks set forth in the Memorandum and Cell Supplement, the tax matters described in the

Memorandum and Cell Supplement, and the Subscriber Group has confirmed to their full satisfaction that an investment in the Company is a suitable one for the Subscriber. The Subscriber Group understands that the risks described in the Memorandum and Cell Supplement are not a complete list of the risks involved in investment in the Company.

17.           The Subscriber Group has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the operations and prospects of the Company and the terms and conditions of a proposed investment in the Company. The Subscriber Group has also had the opportunity to obtain additional information necessary to verify the accuracy of information set forth in the Memorandum and Cell Supplement about the Company, has had all of its inquiries to representatives of the Company and the Company answered to its full satisfaction, and has been furnished with all information requested in writing by the Subscriber relating to the Company, the terms of the transactions contemplated by the Memorandum and Cell Supplement, the offering and sale of the Preferred Shares and any other matters set forth in the Memorandum and Cell Supplement, including all material information concerning any arrangement under which the Investment Manager may receive compensation from the Company. The Subscriber Group is satisfied that it has received information with respect to all matters which it considers material to make an informed decision. Accordingly, the Subscriber Group has independently evaluated the risks of purchasing the Interest.

18.           The Subscriber has, in making such Subscriber’s decision to purchase the Preferred Shares, relied solely upon independent investigations made by the Subscriber and the Subscriber Group and has not relied upon any representations or other information (whether oral or written) other than (i) as explicitly set forth in the Memorandum and Cell Supplement, or (ii) as described in paragraph 17 above, information furnished or made available to the Subscriber at such Subscriber’s written request by the Company. The Subscriber is not relying on the Company with respect to the tax and other economic considerations involved in this investment and understands that the Subscriber is urged to seek independent advice from such Subscriber’s professional advisors relating to the suitability of an investment in the Company in view of such Subscriber’s overall financial needs and with respect to the legal and tax implications of such an investment.

19.           The Subscriber is not subscribing for Preferred Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting, or any solicitation by a person not previously known to the Subscriber in connection with the investments generally.

20.           The Subscriber is purchasing Preferred Shares for such Subscriber’s own account for investment and not with a view to, or for resale in connection with, any distribution or other disposition of the Preferred Shares within the meaning of the Securities Act, nor with any present intention of distributing or selling the Preferred Shares or any portion thereof and no one other than the Subscriber will have any interest in, or any right to acquire, the Preferred Shares or any part thereof and nor does anyone other than the Subscriber have any interest in this subscription.

21.           The Subscriber has full right, power and authority to execute this Subscription Agreement, pursuant to power-of-attorney or otherwise. The Subscriber has duly and validly executed this Subscription Agreement and such Subscriber has full right, power and authority to execute, deliver and perform its obligations hereunder.

22.           If the Subscriber is not a natural person, it represents that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been formed;

(ii) the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action on the part of all officers, directors, stockholders, partners or trustees and will not violate any agreement to which the Subscriber is a party; (iii) the individual executing and delivering this Subscription Agreement has the requisite right, power, capacity and authority to do so on behalf of the Subscriber; (iv) it has its principal place of business at the address set forth in paragraph 41 hereof, and (v) it has substantial assets in addition to the funds to be used to purchase the Preferred Shares. In addition, the execution and performance of this Subscription Agreement by the Subscriber will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any of its organizational instruments.

23.           This Subscription Agreement when executed by the Subscriber constitutes the Subscriber’s valid and binding obligation and the Subscriber has taken no action in connection herewith which could subject the Company to any valid claim for any commission, fee or other compensation to a finder or broker. The execution and performance of this Subscription Agreement by the Subscriber does not violate any statute, regulation, law, order, writ, injunction, judgment, decree, agreement or controlling document to which the Subscriber is subject, or require any authorization or approval under or pursuant to any of the foregoing.

24.           Subject to the preceding sentence, the Subscriber hereby acknowledges and agrees that such Subscriber may not cancel, terminate or revoke this Subscription Agreement or any agreement made by the Subscriber hereunder and that this Subscription Agreement and any agreements of the Subscriber hereunder shall survive the death, disability or legal incapacity of the Subscriber and shall be binding upon and inure to the benefit of the Company and their heirs, executors, administrators, successors, assignees and legal representatives. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

25.           The Subscriber understands that the Company, at any time and for any reason in its sole discretion, may give notice in writing to any holder of Preferred Shares that it will compulsorily repurchase, in full or in such part as specified in such notice, of such Preferred Shares upon a date specified in the notice. Upon the date specified as the repurchase date in such notice, the Preferred Shares specified in such notice shall be deemed cancelled without any further action on the part of such shareholder, and shall be entitled solely to payment calculated in the manner described in the Memorandum and Cell Supplement.

26.           If this subscription is accepted in whole or in part by the Company in its sole discretion, and the other conditions precedent set forth herein are met, the Subscriber shall become a shareholder of the Company upon his name being entered into the register of members of the Company, and the amount to be paid by the Subscriber for the Preferred Shares to be issued to such Subscriber may be transferred to the capital of the Company.

27.           Additional Preferred Shares may be offered or sold by the Company, following the offer and sale of the Preferred Shares to the Subscriber in such amounts and at such times as the Company may determine from time to time.

28.           This Subscription Agreement supersedes any previous subscription agreement executed by or on behalf of the Subscriber relative to Preferred Shares, and any such previous agreement is hereby rescinded and is of no further force and effect. The Subscriber understands that this Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, there are no representations, covenants or other agreements except as stated or referred to herein, and that this Subscription Agreement may be amended only by a writing executed by all parties hereto.

29.           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of Bermuda, without giving effect to the conflict of law principles thereof.

30.           The Subscriber hereby constitutes and appoints the Company with full power of substitution and re-substitution, its true and lawful attorney, for it, in its name, place and stead, and for its use and benefit to execute, deliver, certify, acknowledge, file and record any certificates, instruments or documents which may be required by any governmental agency or which the Company deems necessary or advisable in order to vest in Subscriber good and marketable title to the Preferred Shares.

31.           The Subscriber understands the meaning and legal consequences of this Subscription Agreement and hereby agrees to indemnify and hold harmless the Company and each person, if any, who controls either of them within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damage, cost and expense whatsoever (including but not limited to any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commended or threatened or any claim whatsoever) arising out of or based upon any breach of any of the Subscriber’s representations or warranties or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this subscription or in connection with the sale or distribution by it of the Preferred Shares or any portion thereof purchased by it pursuant hereto in violation of the Securities Act or of any applicable securities law.

32.           All of the information that the Subscriber has heretofore furnished or which is set forth herein is correct and complete as of the date of this Subscription Agreement and will be true and correct on the date Preferred Shares are issued to the Subscriber and shall survive such issuance. If there should be any material change to such information prior to the issuance of the Preferred Shares or if at any time the Subscriber shall become an “employee benefit plan” as defined below, the Subscriber will immediately furnish revised or corrected information to the Company.

33.           Within 10 days after receipt of a written request from the Company, the Subscriber agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject, provided that nothing herein contained shall require the Subscriber to provide any such information or execute and deliver any such documents if the Subscriber determines, in its sole discretion, that doing so is not in Subscriber’s interest.

34.           The Subscriber agrees to hold the Memorandum and Cell Supplement in confidence, it being understood that the Memorandum and Cell Supplement are strictly for the Subscriber’s use and is not to be redistributed or reduplicated by the Subscriber, except to Subscriber’s advisors.

35.           All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail, postage prepaid, addressed (a) if to the Company, to its address set forth above; and (b) if to the Subscriber, to its address set forth below.

36.           Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons, and all capitalized terms used and not otherwise defined herein shall have the meanings given them in the Memorandum and Cell Supplement.

37.           This Subscription Agreement may be executed in counterpart copies, each of which shall be considered an original and all of which together shall constitute one and the same instrument binding on the parties, notwithstanding that the parties are not signatories to the same counterpart.

38.           Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

39.           The Company will provide on an annual basis all information required by Subscriber in order to make a “QEF” election with respect to the Preferred Shares.

40.           The Employer Identification Number of the Subscriber is:

41.           Under penalties of perjury, the Subscriber certifies that:

(a)           The number shown above is its correct Taxpayer Identification Number.

(b)           It is not subject to backup withholding because (i) it is exempt from backup withholding, (ii) it has not been notified by the Internal Revenue Service (the “IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified it that it is no longer subject to backup withholding.

42.           The Subscriber is purchasing the Shares as follows [please initial one]:

________             (a)           The Subscriber is using or will use to purchase the Preferred Shares funds that are assets of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”) or (iii) an entity whose underlying assets include assets of an employee benefit plan or plans by reason of such employee benefit plan or plan’s investment in the entity (such persons and entities described in clauses (i), (ii) and (iii) being referred to herein as “Benefit Plan Investors”).

OR

________             (b)           The Subscriber is not using and will not use to purchase the Preferred Shares funds that are assets of Benefit Plan Investors.

42.           The address of the Subscriber’s principal place of business is                                                                     .

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has executed (or caused to be executed) this Subscription Agreement on the     day of January, 2007.

(Print Name of Entity)

By:
(Signature)

Print Name:

Title:

U.S. $

Total Amount of investment in Preferred Shares

(in words and in dollars)

Mont Fort Re Ltd.

ACKNOWLEDGMENT FOR CORPORATE OR PARTNERSHIP SUBSCRIBER

State of	)

ss.:

County of	)

On this       day of                    , 2007, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be (a) (the)                      of the entity that executed the within instrument on behalf of the entity therein named, and acknowledged to me that on behalf of such entity he (or she) duly executed the same.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate above written.

(Notary Public in and for the
aforesaid County and State)

My commission expires on:

[Seal]

Mont Fort Re Ltd.

ACKNOWLEDGMENT FOR TRUST SUBSCRIBER

State of	)

ss.:

County of	)

For Individual Trustees:

On this      day of              , 2007, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared                         and                personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is (or whose names are) subscribed to the within instrument, and subscribed and swore to such instrument and acknowledged that he (or she or they) executed the same.

For Corporate Trustee:

On this      day of              , 2007, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared                       and               , personally known to me (or proved to me on the basis of satisfactory evidence) to be the                of the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same pursuant to its bylaws or a resolution of its board of directors.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate above written.

(Notary Public in and for the
aforesaid County and State)

My commission expires on:

[Seal]

* * * *

Do not Write Below This Point

Subscription accepted on                  , 2007.

MONT FORT RE LTD.

By:

MONT FORT RE LTD.

ATTACHMENT A

INVESTOR QUALIFICATION

Name of Subscriber:

1.             Accredited Investor Qualification. Please check one or more of the appropriate entries below that accurately describes the Subscriber on whose behalf the Subscription Agreement is executed.

☐            (a)  The Subscriber is a bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, as amended from time to time (the “Securities Act”), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended from time to time; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the U.S. Investment Company Act of 1940, as amended from time to time (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended from time to time; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐            (b)  The Subscriber is a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”).

☐            (c)  The Subscriber is an organization described under section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Preferred Shares offered, with total assets in excess of $5,000,000.

☐            (d)  The Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Preferred Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

☐            (e)  The Subscriber is an entity in which all of the equity owners are accredited investors.

2.             Qualified Client Qualification. Please check one or more of the appropriate entries below that accurately describes the Subscriber on whose behalf the Subscription Agreement is executed.

☐            (a)  Immediately after entering into the Subscription Agreement, the Subscriber will have at least $750,000 under the management of the Investment Manager.

☐            (b)  the Subscriber has a net worth of more than $1,500,000.

☐            (c)  The Subscriber is a “qualified purchaser,” as defined in Section 2(a)(51)(A) of the Investment Company Act.

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Attachment B

QUESTIONNAIRE
For Investors in
Mont Fort Re Ltd.
MFR ILW 2 Cell

The purpose of this questionnaire is to help the Company determine whether it will generate more than a de minimis amount of related person insurance income (“RPII”) or otherwise qualify for an exemption from the RPII rules. For this purpose, “RPII” is any insurance income attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a United States shareholder of the Company or is a related party or “50% affiliate” (as defined below) to such a shareholder. For purposes of the preceding sentence, a United States shareholder is a U.S. Person (as defined below) that owns any stock of the Company, either directly or indirectly through a corporation, partnership, trust or estate that is not a U.S. Person.

Please refer to the Memorandum for a discussion of the United States federal income tax consequences to any U.S. shareholder if the Company generates more than a de minimis amount of RPII and fails to qualify for any other exemption from the RPII rules. Failure to determine accurately whether the Company has more than a de minimis amount of RPII could have adverse tax consequences to other investors, as well as to you.

For purposes of this questionnaire, the term “Person” includes an individual, corporation, partnership, estate or trust. The term “U.S. Person” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax on all of its income regardless of source and (iv) any trust if a U.S. court is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. trustees have the authority to control all substantial decisions of the trust. A “Non-U.S. Person” is any Person that is not a U.S. Person.

If an entity is disregarded as separate from its owner for U.S. federal income tax purposes, please reply to this questionnaire as if the relevant person is the owner of such disregarded entity.

A Person is considered a related person or “50% affiliate” to another Person if (i) such Person is an individual, corporation, partnership, trust, or estate which controls that other Person or which that other Person controls; or (ii) such Person is a corporation, partnership, trust, or estate which is controlled by the same Person or Persons that control the other Person. Control with respect to a corporation means the direct or indirect ownership of stock possessing more than 50% of the total voting power or value of all classes of stock. In the case of a partnership, trust, or estate, control means the direct or indirect ownership of more than 50% (by value) of the beneficial interest in such partnership, trust, or estate.

The Questionnaire does not need to be completed by (1) an investor who is an individual Non-U.S. Person or (2) an investor who is a Non-U.S. Person all of whose ultimate beneficial individual owners are also Non-U.S. Persons.

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Please send your responses to the attached questionnaire to the address shown as soon as possible but no later than January 2       , 2007.

Deloitte Tax LLP

555 12th Street, NW

Washington, DC 20004

Attn: Richard Safranek

Rsafranek@deloitte.com

Fax: 202-661-1021

Phone:  202-879-5326

24

Questionnaire

If one of the following statements is true, please check the appropriate box and return the Questionnaire without completing any of the questions set forth below.

☐  I certify that I am an investor who is an individual Non-U.S. Person.

☐  I certify that I am an investor who is a Non-U.S. Person all of whose ultimate beneficial individual owners are also Non-U.S. Persons.

If neither of the statements set forth above is true, please answer the questions set forth below.

1.                                       Please identify whether the Person through which you propose to make the investment in the Company (the “Company Investor”) is a U.S. Person or Non-U.S. Person and whether, for U.S. tax purposes, the Person is treated as an individual, corporation, partnership, trust or estate.

If the Company Investor is a Non-U.S. Person, please answer Questions 2 and 3

2.                                       Please provide a list of all partners/shareholders/beneficiaries that are U.S. Persons holding an ownership interest (or an option or right to acquire an ownership interest) in the Company Investor, including their respective ownership interests with respect to this investment. Please describe any carried interests or variations in interests based on investment performance or other factors.

3.                                       Please indicate whether any Person identified under Question 2 or any 50% affiliate to such Person is an insurance company or reinsurance company (U.S. or non-U.S.).

If the Company Investor is a U.S. Person, please answer Question 4 or 5 and Question 6

4.                                       If the Company Investor is treated as a partnership or trust for U.S. tax purposes, please provide a list of all partners/ beneficiaries holding an ownership interest (or an option or right to acquire an ownership interest) in the entity.

5.                                       If the Company Investor is treated as a corporation for U.S. tax purposes, please provide a list of all Persons that own, directly or indirectly, 10% or more of the value of the stock (or an option or right to acquire 10% or more of the value of the stock) of such Company Investor.

6.                                       Please indicate whether the Company Investor or any 50% affiliate of the Company Investor is an insurance company or reinsurance company (U.S. or non-U.S.).

25